UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2014 (July 4, 2014)

GOLD PARTY PAYDAY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54915	45-3327444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2368 Lakeshore Road West Oakville, Ontario, Canada	L6L 1H5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 790-3324

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report and unless otherwise indicated, the terms “we”, “us”, “our”, and the “Company” refer to Gold Party Payday, Inc. and its subsidiaries.

Item 1.01  Entry into a Material Definitive Agreement.

On July 4, 2014, 2264793 Ontario Inc., a subsidiary of the Company, closed on the purchase (the “Closing”) of the real estate property located at 98-102 Rutherford Road South, Brampton, Ontario (the “Brampton Property”) pursuant to that certain Agreement of Purchase and Sale (the “Purchase Agreement”) entered into by and between the Company and I.L. Rosen Limited, Time Holdings Limited and Tanak Group Ltd. (collectively, the “Seller”) on April 1, 2014.  The Company acquired the “Brampton Property” for a total consideration of CAD $13,885,000, which includes the final adjusted purchase price of CAD $13,421,000 and land transfer taxes and related surcharges totaling CAD $464,000.  The Brampton Property includes an approximately 312,000 square foot industrial building and is located approximately 23 kilometers (12 miles) from Pearson International Airport, within the Greater Toronto Area.

In connection with the Closing, on July 4, 2014, 2264793 Ontario Inc., a subsidiary of the Company, entered into a Mortgage (the “Mortgage”) with Rescom Capital, C&K Mortgage Services Inc. and The Bank of Nova Scotia Trust Company to borrow a total of CAD $9,400,000 (the “Loan”).  The Loan is secured by a mortgage on the Brampton Property, a corporate guaranty by the Company’s subsidiary Canada Cannabis Corp., as well as personal guaranties by Benjamin Ward, John Esteireiro, Silvio Serrano and Scott D. Keevil.

The Loan accrues interest at ten percent (10%) per annum and is due in full on July 15, 2015.  The Company is required to make monthly interest only payments in the amount of CAD $78,333.33 beginning on August 15, 2014.

With respect to the individual guarantors:

•	Mr. Ward owns approximately 7.6% of the Company’s common stock and is a Director, the CEO and President of the Company.
•	Mr. Esteireiro owns approximately 7.6% of the Company’s common stock and is a Director and the COO of the Company.
•	Mr. Serrano owns approximately 7.6% of the Company’s common stock and is a Director and a Vice President of the Company.
•	Mr. Keevil owns approximately 4.5% of the Company’s common stock.

The acquisition of the Brampton Property was also funded in part by personal loans made to the Company by certain related parties.  In connection with these loans, the Company issued the following short term promissory notes on July 4, 2014 (collectively, the “Notes”):

•
The Company issued a promissory note to Benjamin Ward in consideration of funds advanced in the amount of CAD $318,000, with no interest, payable upon sufficient capitalization of the company and due in full sixty (60) days from the date thereof.

•
The Company issued a promissory note to Silvio Serrano in consideration of funds advanced in the amount of CAD $185,000, with no interest, payable upon sufficient capitalization of the company and due in full sixty (60) days from the date thereof.

The foregoing summaries of the Purchase Agreement, the Mortgage and the Notes are not complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, the Mortgage and Notes.  The Purchase Agreement was previously filed with a Current Report of the Company on May 20, 2014.  The Mortgage and Notes are attached hereto as Exhibits 10.2, 10.3 and 10.4.

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As of the date of this Current Report, Canadian Dollars expressed in this Item 1.01 convert to U.S. Dollars in the approximate amounts reflected in the following table (CAD $1 = USD $0.939):

CAD	USD	CAD	USD
$78,333.33	$73,536.54	$9,400,000	$8,824,189.79
$185,000	$173671.41	$13,421,000	$12,598,877.79
$318,000	$298,531.84	$13,885,000	$13,034,454.82
$464,000	$435,593.63

Item 2.01  Completion of Acquisition or Disposition of Assets

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference.

Item 2.03  Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant.

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit	Description

10.1*	Agreement of Purchase and Sale, by and among Canada Cannabis Corp., I.L. Rosen Limited, Time Holdings Limited and Tanak Group Ltd., entered into on April 1, 2014

10.2	Mortgage, by and among 2264793 Ontario Inc., Rescom Capital, C&K Mortgage Services Inc. and The Bank of Nova Scotia Trust Company, entered into on July 4, 2014

10.3	Promissory Note, by and between Canadian Cannabis Corp. and Benjamin Ward, entered into on July 4, 2014

10.4	Promissory Note, by and between Canadian Cannabis Corp. and Silvio Serrano, entered into on July 4, 2014

* Provided in a previous filing

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Gold Party Payday, Inc.
(Registrant)

Date: July 10, 2014	By:	/S/ Benjamin Ward
Benjamin Ward CEO, President, and Director

Date: July 10, 2014	By:	/S/ John Esteireiro
John Esteireiro COO and Director

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